     As filed with the Securities and Exchange Commission on May 25, 2000


                                            Registration Number 333-____________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                         HORIZON ORGANIC HOLDING CORPORATION
               -------------------------------------------------------
                (Exact name of Registrant as specified in its charter)

          Delaware                                           84-1405007
 ----------------------------                               ------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                               6311 Horizon Lane
                            Longmont, Colorado 80503
                                 (303) 530-2711
--------------------------------------------------------------------------------
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                           1998 Equity Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                   Charles F. Marcy, Chief Executive Officer
                      HORIZON ORGANIC HOLDING CORPORATION
                               6311 Horizon Lane
                            Longmont, Colorado 80503
                                 (303) 530-2711
--------------------------------------------------------------------------------
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Michael A. Sabian, Esquire
                        Shughart, Thomson & Kilroy, P.C.
                          1050 17th Street, Suite 2350
                             Denver, Colorado 80265
                                 (303) 572-9300

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of securities       Amount to be     Proposed maximum    Proposed maximum       Amount of
to be registered         registered(1)      offering price         aggregate       registration fee
                                             per share (2)     offering price(2)
---------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value         750,000  shares           $10.00         $7,500,000.00          $1,980.00
===================================================================================================

__________________

(1) Being registered hereby are 750,000 shares of common stock, par value $.01 per share ("Common Stock"), of Horizon Organic Holding Corporation (the "Registrant"), issuable pursuant to the Registrant's 1998 Equity Incentive
    Plan (the "Plan").   This Registration Statement shall also cover any
    additional shares of Common Stock which
    become issuable under such Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) and (c). The proposed maximum offering price per share was determined based upon the average of the high and low prices per share of the Registrant's Common Stock on May 23, 2000, as reported on the NASDAQ National Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     This Registration Statement incorporates documents by reference which are not presented herein or delivered herewith. Horizon Organic Holding Corporation (the "Registrant") will provide without charge to each person to whom this Registration Statement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Registration Statement incorporates). Oral or written requests for Registrant's documents should be directed to Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503, Attention: Don Gaidano, Chief Financial Officer, telephone number (303 ) 530-2711.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement has been filed on Form S-8 for the same employee benefit plan. That registration statement number 333-64905 was filed September 30, 1998 and the contents thereof are hereby incorporated by reference.

     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

     a. The Registrant's latest Annual Report on Form 10-K for the year ended December 31, 1999.

     b. All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in
        (a) above.

     c. The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement. This Registration Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

Item 4.   Description of Securities.

     Not applicable. The Registrant's Common Stock has been registered pursuant to Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify each director and executive officer against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of the Registrant, and the Registrant maintains directors' and officers' liability insurance.

Item 7.   Exemption from Registration Claimed.

     Not applicable. No restricted securities have been or will be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

     The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein. The Plan has been submitted to the Internal Revenue Service ("IRS") and all appropriate amendments to the Plan shall be submitted to the IRS in a timely manner and the Registrant will make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.



                                 [END OF PAGE]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on May 25, 2000.

                              HORIZON ORGANIC HOLDING CORPORATION
                              Registrant



                              By    /s/ Charles F. Marcy
                                 ---------------------------------------------
                                    Charles F. Marcy, President and Chief
                                    Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     The undersigned directors and officers of Horizon Organic Holding Corporation each hereby constitute Charles Marcy and Don Gaidano, and each of them, as our true and lawful attorneys with full power to sign any and all amendments to this Registration Statement in our names and in the capacities indicated below to enable Horizon Organic Holding Corporation to comply with the requirements of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, on any and all amendments to this Registration Statement.


Signature and Name               Capacity                                         Date
------------------               --------                                         ----

          Signature                                  Title                            Date
         ------------                               -------                         -------
 /s/ Thomas D. McCloskey, Jr.    Chairman of the Board of Directors               May 25, 2000
------------------------------
    Thomas D. McCloskey, Jr.


/s/ Charles F. Marcy            President, Chief Executive Officer, and Director  May 25, 2000
------------------------------
  Charles F. Marcy                (Principal Executive Officer)


/s/ Don J. Gaidano              Vice President, Finance & Administration          May 25, 2000
------------------------------
  Don J. Gaidano                Chief Financial Officer, and Treasurer
                                (Principal Financial and Accounting Officer)

        Signature                      Title                                           Date
        ---------                      -----                                           ----
   /s/ Paul B. Repetto         Director                                             May 25, 2000
-------------------------
     Paul B. Repetto


  /s/ Mark A. Retzloff         President, International, and                        May 25, 2000
-------------------------           Director
    Mark A. Retzloff


 /s/ Marcus B. Peperzak        Vice Chairman, Director                              May 25, 2000
-------------------------
   Marcus B. Peperzak


 /s/ Barnet M. Feinblum        Director                                             May 25, 2000
-------------------------
   Barnet M. Feinblum


 /s/ Clark R. Mandigo II       Director                                             May 25, 2000
-------------------------
   Clark R. Mandigo II


 /s/ Richard L. Robinson       Director                                             May 25, 2000
-------------------------
   Richard L. Robinson


  /s/ G. Irwin Gordon          Director                                             May 25, 2000
-------------------------
    G. Irwin Gordon

  /s/ Michelle Goolsby         Director                                             May 25, 2000
-------------------------
    Michelle Goolsby

                          EXHIBIT INDEX
                          -------------



       Exhibit
       Number               Exhibit
       -------              -------

           5.1      Opinion of Shughart Thomson &
                    Kilroy, P.C. regarding  the legality
                    of the securities being registered

          23.1      Consent of Shughart Thomson &
                    Kilroy, P.C. (included in Exhibit
                    5.1)

          23.2      Consent of KPMG LLP